EXHIBIT 3.2

AMENDED AND RESTATED BYLAWS

OF

EVERYTHING BLOCKCHAIN, INC., a corporation organized and existing under the Florida Business Corporation Act (the “Corporation”)

ARTICLE I:

OFFICES

1.1.	OTHER OFFICES.

	1.1.1	The Corporation may have other offices, both inside and outside the State of Florida, as the Board of Directors may designate or as the business of the Corporation may require.

1.2.	BOOKS AND RECORDS.

1.2.1

Any records maintained by the Corporation in the regular course of its business, including its share ledger, books of account and minute books, may be maintained on any information storage device or method, provided that they are available for inspection within a reasonable time. The Corporation shall convert any maintained records into clearly legible paper form within a reasonable time upon the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II:

SHAREHOLDERS

2.1.	PLACE OF MEETING.

2.1.1

All meetings of the shareholders shall be held either at the Corporation’s principal office or at any other place, either inside or outside the State of Florida, as shall be designated by the Board of Directors and stated in the notice of meeting. The Board of Directors may determine, in its sole discretion, to hold the meeting solely by means of remote communication.

2.1.2

If authorized by the Board of Directors, and subject to any guidelines and procedures adopted by the Board of Directors, shareholders, persons entitled under the FBCA to vote on behalf of a shareholder, attorneys-in-fact for shareholders, and proxy holders not physically present at a meeting of shareholders may, by means of remote communication, participate in, and be deemed present and vote at, a meeting of shareholders, whether held at a designated place or solely by means of remote communication.

2.2.	ANNUAL MEETING.

2.2.1

An annual meeting of shareholders, for the purpose of electing directors and transacting such other business as may properly be brought before the meeting, shall be held on the date and time stated in the Board of Directors’ notice of the corresponding meeting.

	2.2.2	Failure to hold the annual meeting at the designated time shall not affect the validity of any action taken by the Corporation.

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2.3.	SPECIAL SHAREHOLDERS’ MEETINGS.

2.3.1

Special meetings of the shareholders may be called by the Board of Directors, or upon the demand of the holders of at least 66% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting. To demand a special meeting, the holders of the required percentage of votes must sign, date, and deliver to the Corporation’s Secretary one [1] or more written demands for the meeting describing the purpose or purposes for which the meeting is to be held.

	2.3.2	Only business within the purpose or purposes described in the notice of the meeting may be conducted at a special meeting of the shareholders.

2.4.	NOTICE AND WAIVER OF NOTICE OF SHAREHOLDERS’ MEETING.

2.4.1

Notice of the place, if any, date, time, and means of remote communication, if any, of each annual and special shareholders’ meeting shall be given by the Corporation not less than three [3] days but not more than twenty [20] days before the date of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Unless otherwise required by the FBCA or the Articles of Incorporation:

2.4.1.1	Notice of a shareholders’ meeting need be given only to shareholders entitled to vote at the meeting.

2.4.1.2	Notices of annual meetings need not specify the purpose or purposes for which the meeting has been called.

2.4.1.3

Notices to shareholders may be communicated in person, by telephone, voicemail (where oral notice is allowed), or other electronic means, or by mail or other method of delivery, in each case, by or at the direction of the Chief Executive Officer, the Secretary, or the officer or persons calling the meeting.

2.4.2

If mailed, the notice shall be effective when deposited in the United States mail addressed to the shareholder at the shareholder’s address as it appears in the Corporation’s shareholder records, with postage thereon prepaid.

2.4.3

Any shareholder entitled to notice of a meeting may waive such notice by signing a written waiver either before or after the date and time of the meeting set out in the notice. No notice is required if one [1] sole shareholder holds more than 66% of all the votes entitled to be cast.

	2.4.4	Attendance of a shareholder at a meeting in person or by proxy constitutes a waiver of objection to:

	2.4.5	Lack of or defective notice, unless the shareholder, at the beginning of the meeting, objects to the holding of the meeting or the transaction of business at the meeting.

	2.4.6	Consideration of any matter not identified in the notice unless the shareholder objects to the consideration of such matter when presented at the meeting.

2.5.	VOTING LISTS.

2.5.1

The officer, agent, or custodian having charge of the share transfer books for shares of the Corporation shall prepare an alphabetical list of the names of all shareholders entitled to notice of the meeting (and, if the Board of Directors fixes a different record date to determine the shareholders entitled to vote at the meeting, an alphabetical list of the names of all shareholders entitled to vote at the meeting), or any adjournment thereof, arranged by voting group, with the address of and the number and class and series, if any, of shares held by each shareholder. Each list shall also distinguish the shareholders entitled to vote from the shareholders who are entitled to notice of the meeting by the FBCA or the Articles of Incorporation.

2.5.2

Subject to the requirements of Section 1602 of the FBCA, a shareholder (or his or her agent or attorney) is entitled, on written demand and at the shareholder’s expense, to inspect the list during regular business hours during the period it is available for inspection. If there is a separate shareholders’ list for voting, the list shall be similarly available for inspection by any shareholder (or his or her agent or attorney) promptly after the record date for voting, at the meeting, and at any adjournment of the meeting.

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2.5.3

If any shareholders or their proxies are participating in the meeting by means of remote communication, each list must be available for inspection by the shareholders (and their agents or attorneys) for the duration of the meeting on a reasonably accessible electronic network, and the notice of the meeting shall include or be accompanied by the information required to access each list.

	2.5.4	No voting list shall be required if one [1] shareholder with greater than 66% of all the votes entitled to be cast attends such meeting.

2.6.	QUORUM OF SHAREHOLDERS.

2.6.1

Unless otherwise required by the FBCA or the Articles of Incorporation, a majority of the votes entitled to be cast at a meeting by any voting group entitled to vote on a matter, present in person or by proxy, constitutes a quorum for action by that voting group on that matter at the meeting. A voting group includes all shares of one [1] or more classes or series that are entitled, by the FBCA or the Articles of Incorporation, to vote and to be counted together collectively on a matter at a shareholders’ meeting.

2.6.2

Once a share is represented in person or by proxy for any purpose at a meeting, that share is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be fixed for that adjourned meeting.

2.6.3

The holders of a majority of the shares represented in person or by proxy at a meeting and that would be entitled to vote if a quorum were present may adjourn the meeting from time to time, even if a quorum is not present.

2.7.	CONDUCT OF MEETINGS; ADJOURNMENTS.

2.7.1

The Board of Directors of the Corporation may adopt by resolution rules and regulations for the conduct of shareholders’ meetings as it shall deem appropriate. At every meeting of the shareholders, the Chair of the Board, the person appointed by the Chair of the Board, or the Chief Executive Officer shall act as chair of and preside at the meeting. The Secretary or, in their absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting, and keep the applicable minutes thereof.

2.7.2

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board of Directors, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

2.7.3

Any shareholders’ meeting may be adjourned from time to time to reconvene at the same or some other place, if any, or to add or modify the terms of participation by remote communication, and notice of the new date, time, place, or terms of participation by remote communication, of any such adjourned meeting need not be given if the new date, time, place, or terms of participation by remote communication, are announced at the meeting before adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If a new record date is fixed for the adjourned meeting or the adjourned meeting is more than 120 days after the original meeting, notice of the adjourned meeting shall be given to each shareholder as of the new record date who is entitled to notice of the meeting.

2.8.	VOTING OF SHARES; PROXIES.

2.8.1

Each outstanding share, regardless of class or series, shall be entitled to one [1] vote on each matter submitted to a vote at a meeting of shareholders, except as otherwise provided by these Bylaws and to the extent that the FBCA or Articles of Incorporation provide for more or less than one [1] vote per share or limits or denies voting rights to the holders of the shares of any class or series.

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2.8.2

Unless a greater affirmative number is required by the FBCA, the Articles of Incorporation, or these Bylaws, if a quorum of a voting group exists, action other than the election of directors is approved by a voting group if the votes cast in favor of the action exceed the votes cast against the action.

2.8.3

Unless otherwise provided by the Articles of Incorporation or these Bylaws, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting of the shareholders at which a quorum is present.

	2.8.4	Shareholders are prohibited from cumulating their votes in any election for directors of the Corporation.

2.8.5

Any shareholder may vote either in person or by proxy executed in writing by the shareholder, other person entitled to vote on the shareholder’s behalf, or the shareholder’s attorney in fact. A proxy is valid for the term provided in the appointment form and, if no term is provided, a proxy shall be valid for twelve [12] months from the date of its execution unless the appointment of the proxy is irrevocable. A proxy shall be revocable unless the proxy conspicuously states that the proxy is irrevocable, and the proxy is coupled with an interest. The death or incapacity of the shareholder appointing a proxy shall not revoke the proxy’s authority unless the Corporation receives notice of the death or incapacity before the proxy is exercised.

2.9.	ACTION BY SHAREHOLDERS WITHOUT A MEETING.

2.9.1

Any action required or permitted by the FBCA to be taken at any annual or special meetings of shareholders may be taken without a meeting, without prior notice and without a vote, if one [1] or more written consents describing the action are:

2.9.1.1

Dated and signed by the holders of the outstanding shares of each voting group entitled to vote thereon having not less than the minimum number of votes necessary for that voting group to authorize or take the action at a meeting at which all voting groups and shares entitled to vote on the action were represented in person or by proxy and voted; and

2.9.1.2

Delivered to the Corporation, within sixty [60] days of the date of the earliest dated shareholder consent for that action, to its principal office in Florida, its principal place of business, the Secretary of the Corporation, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

2.9.2

A shareholder may revoke any written consent at any time before the Corporation receives the required number of consents to authorize the action by delivering written notice to the Corporation at its principal office in Florida, to the Corporation’s Secretary, or to another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded.

2.9.3

Notwithstanding Section 2.9.1 of these Bylaws, such consents may be recouped at a later date so long as the shareholders required to provide such consents have remained identical to the shareholders required on the date required by Section 2.9.1.2 of these Bylaws.

2.10.	FIXING THE RECORD DATE.

2.10.1

For the purpose of determining shareholders entitled to notice of any meeting of shareholders, to demand a special meeting of shareholders, to vote, to receive payment of any distribution or to take any other action, the Board of Directors may fix a date as the record date or dates for any such determination that is not earlier than the date of the resolution fixing the record date.

2.10.2

If the Board of Directors fails to fix a record date for determining shareholders entitled to notice of or to vote at an annual or special meeting of shareholders, the record date shall be the close of business on the day before the first notice of the meeting is delivered to the shareholders.

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2.10.3

The record date shall not be more than seventy [70] days before the date of the meeting of the shareholders determined under Section 2.2 or Section 2.3 of these Bylaws, or more than 70 days before the date of any action requiring determination of shareholders.

2.10.4

A determination of shareholders entitled to notice of or to vote at any meeting of shareholders is effective for any adjournment of that meeting unless the Board of Directors fixes a new record date. The Board of Directors must fix a new record date or dates for any meeting that is adjourned to a date more than sixty [60] days after the date fixed for the original meeting.

2.10.5

If the Board of Directors fails to fix a record date for determining shareholders entitled to a distribution (other than one involving a purchase, redemption, or other acquisition of the Corporation’s shares), the record date for that distribution shall be the date the Board of Directors authorizes the distribution.

ARTICLE III:

DIRECTORS

3.1.	GENERAL POWERS; QUALIFICATIONS.

3.1.1

All corporate powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction and subject to the oversight of the Board of Directors of the Corporation, subject to any limitations set out in the Articles of Incorporation. Directors must be natural persons who are eighteen [18] years of age or older but need not be residents of the State of Florida or shareholders of the Corporation.

3.2.	NUMBER OF DIRECTORS.

	3.2.1	The number of directors shall be the number prescribed in the Corporation’s Articles of Incorporation.

3.3.	TERM OF OFFICE.

3.3.1

At the annual meeting of shareholders, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director’s earlier death, resignation, disqualification, or removal. Upon expiration of a director’s term, the seat shall be left vacant until a successor is elected and qualified in accordance with Section 3.4 of these Bylaws, or until there is a decrease in the number of directors.

3.4.	VACANCIES.

3.4.1

Any vacancy occurring in the Board of Directors may be filled by an election at an annual or special meeting of shareholders called for that purpose or may be filled by the affirmative vote of a majority of the remaining directors, by a resolution adopted by the Board of Directors, even if less than a quorum of the total number of directors as specified in the Articles of Incorporation or these Bylaws.

3.4.2

A directorship to be filled by reason of an increase in the number of directors may be filled by an election at an annual or special meeting of shareholders called for that purpose or may be filled by the Board of Directors for a term of office continuing until the next meeting of the shareholders at which directors are elected.

	3.4.3	The term of a director elected to fill a vacancy expires at the next meeting of shareholders at which directors are elected but may be extended upon election at such annual or special meeting.

3.4.4

Nothing in this Section 3.4 of these Bylaws shall be construed as a requirement to fill vacancies within a certain time frame, or that all seats on the Board of Directors must be filled to conduct business.

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3.5.	REMOVAL.

3.5.1

A director may be removed, with or without cause, by a vote of the shareholders then entitled to vote at an election of such director if the number of votes cast to remove such director exceeds the number of votes cast not to remove such director, at any meeting of the shareholders at which a quorum is present and the notice for which states that the purpose or one of the purposes of the meeting shall be removal of such director named in that notice.

3.6.	RESIGNATION.

3.6.1

A director may resign at any time by giving written notice of resignation to the Board of Directors, the Chairman of the Board of Directors, or the Secretary of the Corporation. A resignation is effective when the notice is given unless the notice specifies a future date, or an effective date determined upon the subsequent happening of an event or events.

3.7.	REGULAR AND SPECIAL MEETINGS OF DIRECTORS.

3.7.1

A regular meeting of the newly elected Board of Directors shall be held without other notice immediately following and at the place of each annual meeting of shareholders, at which the Board of Directors shall elect officers and transact any other business as shall come before the meeting. Other regular meetings of the Board of Directors shall be held at such other times and places as may from time to time be fixed by resolution of the Board of Directors. Regular meetings may be held without notice of the date, time, place, or purpose of the meeting.

3.7.2

Special meetings of the Board of Directors may be called by the Chair of the Board of Directors or at the written request of a majority of the directors. Special meetings may be held without notice of the purpose of the meeting.

3.7.3

The Corporation may give notice of a regular or special meeting of the Board of Directors by electronic means to each director who consents to such electronic means of notice in the manner authorized by that director. Consent is established through a director’s initial response to electronic correspondence regarding meetings of the Board of Directors.

3.8.	PARTICIPATION BY REMOTE COMMUNICATION.

3.8.1

Directors may participate in, and act, at any regular or special meeting of the Board of Directors through the use of a conference telephone, online conference service, or other means of communications by which all directors participating in the meeting can simultaneously hear each other during the meeting, and such participation shall constitute presence in person at such meeting.

3.9.	WAIVER OF NOTICE.

3.9.1

Attendance of a director at a meeting constitutes a waiver of notice of the meeting and of any and all objections to the date, time, place, purpose, or manner of calling or convening the meeting, unless the director states, at the beginning of or promptly upon arrival at the meeting, any objection to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

3.10.	QUORUM AND ACTION BY DIRECTORS.

	3.10.1	At least half of the Corporation’s directors shall be present to constitute a quorum for the transaction of business.

3.10.2

The affirmative vote of the majority of directors who are present at a meeting at which a quorum is present when the vote is taken shall be the act of the Board of Directors, unless the vote of a greater number is required by the Articles of Incorporation or these Bylaws.

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3.11.	COMPENSATION.

3.11.1

Directors shall not receive any stated salary for their services, but the Board of Directors may authorize the Corporation to pay to each director a fixed sum and expenses of attendance, if any, for attendance at any meeting of the Board of Directors or committee thereof. A director shall not be precluded from serving the Corporation in any other capacity and receiving compensation for services in that capacity.

3.12.	ACTION BY DIRECTORS WITHOUT MEETING.

3.12.1

Any action required or permitted by the FBCA to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the Board of Directors or committee consent in writing and the writings are delivered to the Corporation and filed by the Corporation’s Secretary.

3.10.3

Actions may be taken without a meeting of the Board of Directors through the affirmative vote of all the directors of the Corporation, unless the vote of a greater number is required by the Articles of Incorporation or these Bylaws. Votes shall be deemed affirmative upon the placement of each director’s signature on a form or document of resolution.

3.13.	CHAIR OF THE BOARD OF DIRECTORS.

3.13.1

The Board of Directors may, in its discretion, choose a Chair of the Board from among its members, who shall preside at meetings of the shareholders and of the Board of Directors. The Chair of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chair of the Board shall serve until his or her successor is chosen and qualified but may be removed as the Chair of the Board (but not as a director) at any time by the affirmative vote of a majority of the Board of Directors.

3.14.	COMMITTEES OF THE BOARD OF DIRECTORS.

3.14.1

The Board of Directors may, by resolution adopted by a majority of the full Board of Directors, establish one [1] or more committees, each consisting of one [1] or more directors, to exercise the authority of the Board of Directors to the extent provided in the resolution of the Board of Directors or the Articles of Incorporation and allowed under the FBCA.

	3.14.2	A committee of the Board of Directors shall not have the authority to:

3.14.2.1	Authorize or approve the reacquisition of shares, other than pursuant to a general formula or method specified by the Board of Directors;

3.14.2.2	Approve or recommend to shareholders actions or proposals required by the FBCA to be approved by shareholders;

3.14.2.3	Fill vacancies on the Board of Directors or any committee of the Board of Directors; or

3.14.2.4	Adopt, amend, or repeal these Bylaws.

3.14.3	The establishment of, the delegation of authority to, or an action by a committee shall not operate to relieve the Board of Directors, or any director, of any responsibility imposed by law.

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ARTICLE IV:

OFFICERS

4.1.	POSITIONS AND ELECTION.

4.1.1

The officers of the Corporation shall be appointed by the Board of Directors and shall be a Chief Executive Officer, a Secretary, a Chief Financial Officer, and any other officers, including assistant officers, as deemed necessary by the Board of Directors. Any two [2] or more offices may be simultaneously held by the same person. Only one [1] person shall hold each office.

4.1.2

The Board of Directors shall appoint officers annually at the regular meeting of the Board of Directors held after each annual meeting of shareholders. Each officer shall serve until a successor is elected and qualified or until the death, resignation, or removal of that officer. Vacancies or new offices shall be filled at the next regular or special meeting of the Board of Directors.

4.2.	REMOVAL AND RESIGNATION.

	4.2.1	Any officer may be removed at any time, with or without cause, by:

4.2.1.1	The affirmative vote of the majority of the Board of Directors;

4.2.1.2	The appointing officer unless the Board of Directors provide otherwise; or

4.2.1.3	Any other officer, if authorized by the Board of Directors.

4.2.2

Removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment of an officer shall not itself create contract rights. Any officer may resign at any time by delivering written notice to the Corporation. Resignation is effective as set forth in Section 607.0842(1) of the FBCA, unless the notice provides for a later effective date.

4.3.	OFFICERS’ POWERS AND DUTIES. The officers of the Corporation shall have the following duties and any other duties established from time to time by the Board of Directors:

4.3.1

CHIEF EXECUTIVE OFFICER. The Chief Executive Officer, subject to the direction of the Board of Directors, shall have general supervision over the business and affairs of the Corporation. In the absence or disability of the Chair of the Board, the Chief Executive Officer shall preside at all meetings of the Board of Directors. The Chief Executive Officer shall see that all orders and resolutions of the Board of Directors are carried out and perform any other duties as the Board of Directors shall assign.

4.3.2

SECRETARY. The Secretary shall attend all meetings of the Board of Directors and the shareholders, shall record all votes and the minutes of all proceedings (if applicable), and shall perform like duties for the standing committees when required and shall authenticate all records of the Corporation. The Secretary shall give or cause to be given notice of all meetings of the shareholders, Board of Directors, and committees thereof and shall perform any other duties as the Board of Directors or the Chief Executive Officer shall assign. The Secretary shall be the custodian of the records of the Corporation.

4.3.2.1

The Assistant Secretaries may, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform any other duties as the Board of Directors or the Secretary shall assign.

4.3.2.2

In the absence of the Secretary or an Assistant Secretary, the minutes of all meetings of the shareholders, Board of Directors, and committees thereof shall be recorded by the person designated by the Chair of the Board, the Chief Executive Officer, or Board of Directors.

4.3.3

CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have the custody of the corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in the depositories, and shall perform any other duties as the Board of Directors or the Chief Executive Officer shall assign.

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4.3.3.1

The Chief Financial Officer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for the disbursements. The Chief Financial Officer shall keep and maintain the Corporation’s books of account and shall render to the Chief Executive Officer and Board of Directors an account of all of his or her transactions as Chief Financial Officer and of the financial condition of the Corporation and exhibit the books, records, and accounts to the Chief Executive Officer or Board of Directors at any time.

4.3.3.2

If required by the Board of Directors, the Chief Financial Officer shall give the Corporation a bond, in a sum and with a surety or sureties satisfactory to the Board of Directors, for the faithful performance by the Chief Financial Officer of the duties of the office and for the restoration to the Corporation, in case of death, resignation, retirement, or removal from office of the Chief Financial Officer, of all books, papers, vouchers, money, and other property of whatever kind in the incumbent’s possession or under the incumbent’s control belonging to the Corporation.

4.3.3.3

The Assistant Treasurers may, in the absence or disability of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer, and shall perform any other duties as the Board of Directors or the Chief Executive Officer shall assign.

4.3.4

OFFICERS’ POWERS AND DUTIES. The powers and duties of the officers of the Corporation may be amended from time to time by resolution of the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

ARTICLE V:

SHARE CERTIFICATES AND TRANSFER

5.1.	CERTIFICATES REPRESENTING SHARES.

5.1.1

The shares of the Corporation shall be represented by book certificates or uncertificated, provided that the Board of Directors may provide by resolution that some or all of the shares of any class or series shall be certificated shares. The Corporation shall, after the issuance or transfer of uncertificated shares, deliver to the registered owner of those shares a written statement of the information required to be set forth or stated on certificates pursuant to the FBCA.

5.1.2

Certificates representing shares shall be numbered and shall be signed by the Chief Executive Officer and the Secretary or Assistant Secretary and may be sealed with the seal of the Corporation. Any or all signatures, and the corporate seal, may be provided through facsimiles or electronic mail. If any officer who has signed or whose facsimile or electronic mail signature has been placed upon a certificate shall cease to be an officer before the certificate is issued, the certificate may be issued by the Corporation with approval of the appointed officer or, in the absence of such officer, the Chair of the Board.

	5.1.3	Each certificate representing shares of the Corporation shall state upon the face thereof:

5.1.3.1	The name of the Corporation and that the Corporation is organized under the laws of Florida;

5.1.3.2	The name of the person to whom the certificate or book certificate is issued;

5.1.3.3	The number and class of shares and the designation of the series, if any, the certificate represents; and

5.1.3.4	A conspicuous statement setting forth restrictions on the transfer of the shares, if any.

5.1.4

If the shares issued are of different classes of shares or different series within a class, each certificate representing the shares shall summarize on its front or back the designations, relative rights, preferences, and limitations applicable to each class of shares and the variations in rights, preferences, and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series). Alternatively, each certificate may state conspicuously on its front or back that the Corporation will furnish the shareholder a full statement of this information on request and without charge.

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5.1.5

Except as otherwise expressly allowed by applicable law, the rights, and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of the same class and series shall be identical.

5.1.6

No share shall be issued until the consideration therefore, fixed as provided by applicable securities law (including, but not limited to, relevant federal securities law or blue-sky laws) has been fully paid.

5.1.7

No requirement of the FBCA with respect to matters to be set forth on certificates representing shares of the Corporation shall apply to or affect certificates outstanding when the requirement first becomes applicable; but shall apply to all certificates thereafter issued whether in connection with an original issue of shares, a transfer of shares, or otherwise.

5.2.	TRANSFERS OF SHARES.

5.2.1

Shares of the Corporation shall be transferable in the manner prescribed by applicable law, the Articles of Incorporation, and these Bylaws. Transfers of shares shall be made on the books of the Corporation only by the holder of record thereof, by such person’s attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the share transfer records of the Corporation by an entry showing from and to whom the shares were transferred.

5.3.	LOST, STOLEN, OR DESTROYED CERTIFICATES.

5.3.1

The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issuance of a new certificate or uncerti-ficated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or uncertificated shares.

ARTICLE VI:

DISTRIBUTIONS AND SHARE DIVIDENDS

6.1.	AUTHORIZATION.

6.1.1

The Board of Directors has authority to authorize and direct the payment of dividends and the making of other distributions by the Corporation in respect of the issued and outstanding shares of Preferred Stock (i) at such times, in such amount and forms, from such sources and upon such terms and conditions as it may, from time to time, determine upon, subject only to the restrictions, limitations, conditions and requirements imposed by the FBCA other applicable laws, and these Articles, as the same may, from time to time, be amended, and (ii) in shares of the same class or series or in shares of any other class or series without obtaining the affirmative vote or the written consent of the holders of the shares of the class or series in which the payment or distribution is to be made.

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ARTICLE VII:

MISCELLANEOUS

7.1.	CHECKS, DRAFTS, ETC.

7.1.1

All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by the Chief Executive Officer or the Chair of the Board, or, in the absence of both, an authorized officer or any other person as shall be determined from time to time by resolution of the Board of Directors.

7.2.	FISCAL YEAR.

	7.2.1	The fiscal year of the Corporation shall conclude each year upon end of business on January 31.

	7.2.2	The fiscal year of the Corporation may be amended by the Board of Directors from time to time.

7.3.	CONFLICT.

7.3.1

These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

7.4.	INVALID PROVISIONS.

7.4.1

If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

7.5.	EMERGENCY MANAGEMENT.

7.5.1

In the event of an emergency, unless the Articles of Incorporation provide otherwise, the following provisions regarding the management of the Corporation shall take effect immediately. An emergency exists if a quorum of the members of the Board of Directors cannot readily be assembled because of some catastrophic event.

7.5.2

In the event of an emergency, a meeting of the Board of Directors may be called immediately with one [1] hour notice provided to all directors. Said notice may be given by electronic transmission, including facsimile transmission or transmission to an electronic mail address provided (or used) by the director, or by telephone.

7.5.3

During an emergency, the Board of Directors may (or may authorize one or more officers to) change the Corporation’s principal office or designate several alternative principal offices, effective during the emergency.

7.5.4

These emergency provisions take effect only in the event of an emergency, as defined herein, and will no longer be effective after the emergency concludes. Any and all provisions of these Bylaws that are consistent with these emergency provisions remain in effect during an emergency.

7.5.5

Any or all of these actions of the Corporation taken in good faith in accordance with these emergency provisions are binding upon this Corporation and may not be used to impose liability on a director, officer, employee, or agent of the Corporation.

ARTICLE VIII:

AMENDMENT TO BYLAWS

8.1.	AMENDMENT OF BYLAWS.

8.1.1

These Bylaws may be altered, amended, or repealed or new bylaws adopted by the Board of Directors. The shareholders, through greater than 66% of all the votes entitled to be cast, may make additional bylaws, so long as such additional bylaws do not conflict with these Bylaws.

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SIGNATURE

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Bylaws to be signed and attested by its duly authorized officer in ________________, on this _______ day of _________________, 2023.

/s/ Toney Jennings	/s/ Mike Hawkins
Toney Jennings	Mike Hawkins
Chief Executive Officer	Chairman of the Board

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